UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

PERMROCK ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Delaware	001-38472	82-6725102
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 470727

Fort Worth, Texas 76147

(Address of principal executive offices, including zip code)

(855) 588-7839

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 1, 2018, PermRock Royalty Trust (the “Trust”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among Boaz Energy II, LLC (“Boaz Energy”), the Trust and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Exhibit A thereto (the “Underwriters”), with respect to the offer and sale (the “Offering”) by Boaz Energy of 6,250,000 trust units representing beneficial interests in the Trust (“Trust Units”) at a price of $17.00 per Trust Unit ($15.9375 per Trust Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, Boaz Energy also granted the Underwriters an option for a period of 30 days to purchase up to an additional 937,500 Trust Units at the initial public offering price, less underwriting discounts and commissions. The Trust will not receive any proceeds from the Offering.

The material terms of the Offering are described in the prospectus, dated May 1, 2018 (the “Prospectus”), filed by the Trust and Boaz Energy with the United States Securities and Exchange Commission (the “Commission”) on May 3, 2018 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-224191), initially filed by the Trust and Boaz Energy on April 6, 2018.

The Underwriting Agreement contains customary representations, warranties and agreements of the Trust and Boaz Energy, and customary conditions to closing, obligations of the parties and termination provisions. The Trust and Boaz Energy have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described in the section entitled “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Trust, for which they received or will receive customary expenses. In particular, affiliates of certain of the Underwriters participating in the Offering are lenders under Boaz Energy’s revolving credit facility. Additionally, an affiliate of Wells Fargo Securities, LLC acts as administrative agent under Boaz Energy’s credit facility.

Item 7.01      Regulation FD Disclosure.

On May 1, 2018, the Trust announced it had priced its Offering of 6,250,000 Trust Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement dated as of May 1, 2018 among Boaz Energy II, LLC, PermRock Royalty Trust and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

99.1	Press Release dated May 1, 2018.

Exhibit Index

Exhibit No.	Description
1.1

Underwriting Agreement dated as of May 1, 2018 among Boaz Energy II, LLC, PermRock Royalty Trust and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

99.1	Press Release dated May 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PermRock Royalty Trust

	By:	Simmons Bank, as Trustee

	By:	/s/ Lee Ann Anderson
Lee Ann Anderson
Senior Vice President and Trust Officer

Date: May 3, 2018